SUPPLEMENTAL INFORMATION

December 31, 2013

Disclaimer

This Supplemental Information and other materials we have filed or may file with the Securities and Exchange Commission, as well as information included in oral statements made, or to be made, by our senior management contain certain “forward-looking” statements as that term is defined by the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, funds from operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitations, those containing words such as “may”, “will”, “believes”, anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking. Such risks and uncertainties include, among other things, the following risks, which are described in more detail under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2013:

•	We depend on the operating success of our customers (facility operators) for collection of our revenues during this time of uncertain economic conditions in the U.S.;

•	We are exposed to the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings;

•
We are exposed to risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates will have on our tenants' and borrowers' business;

•	We are exposed to the risk that the cash flows of our tenants and borrowers will be adversely affected by increased liability claims and general and professional liability insurance costs;

•	We are exposed to risks related to environmental laws and the costs associated with the liability related to hazardous substances;

•	We are exposed to the risk that we may not be indemnified by our lessees and borrowers against future litigation;

•	We depend on the success of future acquisitions and investments;

•	We depend on the ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	We may need to incur more debt in the future, which may not be available on terms acceptable to the Company;

•	We are exposed to the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•	We are exposed to risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests;

•
We depend on revenues derived mainly from fixed rate investments in real estate assets, while our debt capital used to finance those investments is primarily available at variable rates. This circumstance creates interest rate risk to the Company;

•
We have covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	We depend on the ability to continue to qualify as a real estate investment trust;

•
We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders;

•
We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

In this Supplemental Information, we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this presentation.

Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous.

Unless otherwise noted, all amounts are unaudited and are as of or for the year to date period ended December 31st.

December 2013

Selective Growth.
Shareholder Value.

Profile

NATIONAL HEALTH INVESTORS, INC. (NYSE: NHI), a Maryland corporation incorporated and publicly listed in 1991, is a healthcare real estate investment trust (REIT) specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI's investments include senior housing (independent living, assisted living & senior living campuses), skilled nursing facilities, medical office buildings, and hospitals.

HIGHLIGHTS

Geographic & asset class diversification
Consistent dividend growth since 2001
Low-leverage balance sheet
Cash flow growth from lease escalators

STRATEGY

Partner with top-tier operators
Prioritize direct referrals and existing customers
Continue focus on need-driven senior care
Prioritize toward AL and newer SNF campuses
Prioritize toward private pay and Medicare potential
Develop assisted and memory care communities

1 based on annualized cash rent

GEOGRAPHIC DIVERSIFICATION

29 Partners	30 States	168 Properties

94	Senior Housing
68	Skilled Nursing
4	Hospital
2	Medical Office Building

Investments

(in millions)

WACY*
10-year Treasury
$775
$675
$575
$475
$375
$275
$175
$75
-$25
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
$88.7
$141.5
$100.4
$178.5
$751.6
2009
2010
2011
2012
2013

		WACY		WACY		WACY		WACY		WACY
RIDEA	$ -	-	$ -	-	$ -	-	$ 52.7	8.4%	$ 137.5	8.5%
SHO Lease-back	28.3	9.5%	43.1	9.7%	20.4	8.5%	66.3	8.0%	536.8	7.7%
HOSP Lease-back	-	-	12.5	12.0%	-	-	-	-	-	-
SNF Lease-back	55.6	10.0%	67.0	9.3%	55.3	9.0%	13.5	9.0%	65.2	9.2%
HOSP Development	-	-	13.9	10.0%	21.5	10.0%	-	-	-	-
SHO Development	-	-	-	-	-	-	27.0	9.0%	-	-
Mezz. / Subord. Debt	0.9	12.0%	5.0	14.1%	3.2	14.75%	19.0	9.2%	11.7	12.0%
Mortgage	3.9	9.6%	-	-	-	-	-	-	-	-

* Weighted Average Cash Yield

Concentration

1 based on annualized cash rent

Performance

STABILIZED LEASE PORTFOLIO

EBITDARM Coverage1

[1] based on trailing twelve months; full portfolio coverage is 2.92
[2] excludes development, RIDEA, assets sold and notes
* excludes NHC
RIDEA ASSETS
Bickford Senior Living

Iowa 9
Illinois 6
Michigan 4
Indiana 3
Nebraska 3
Kansas 2
Number of Properties: 27
Average age (years): 13
Number of units: 1,239
Occupancy: 86.2%

FINANCIAL HIGHLIGHTS

Dividends

The Board of Directors approves a regular quarterly dividend which is reflective of expected taxable income on a recurring basis. Company transactions that are infrequent and non-recurring that generate additional taxable income have been distributed to shareholders in the form of special dividends. Taxable income is determined in accordance with the Internal Revenue Code and differs from net income for financial statement purposes determined in accordance with US GAAP.

Value

“NHI's long history of outperforming the REIT market has returned significant value to our shareholders.”
Justin Hutchens, President & CEO

Leadership

Justin Hutchens
President & CEO

Kristin S. Gaines
Chief Credit Officer

Mandi Hogan
National Director,
Marketing

Roger R. Hopkins
Chief Accounting
Officer

Kevin Pascoe
Senior VP,
Investments

Ron Reel
Controller

(615) 890-9100    -    investorrelations@nhireit.com

Balance Sheets

(in thousands, except share amounts)

As of December 31,	2013	2012
Assets:
Real estate properties:
Land	$91,770	$58,869
Buildings and improvements	1,320,567	636,994
Construction in progress	9,665	2,673
	1,422,002	698,536
Less accumulated depreciation	(174,262)	(163,146)
Real estate properties, net	1,247,740	535,390
Mortgage and other notes receivable, net	60,639	84,250
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	11,312	9,172
Marketable securities	12,650	12,884
Straight-line rent receivable	18,691	12,370
Equity-method investment and other assets	66,656	12,172
Assets held for sale, net	—	1,611
Total Assets	$1,455,820	$705,981

Liabilities and Stockholders' Equity:
Debt	$617,080	$203,250
Real estate purchase liabilities	2,600	4,256
Accounts payable and accrued expenses	8,011	3,671
Dividends payable	24,293	24,793
Lease deposit liabilities	22,775	—
Deferred income	3,901	1,964
Earnest money deposit	—	—
Total Liabilities	678,660	237,934

Commitments and Contingencies

National Health Investors Stockholders' Equity:
Common stock, $.01 par value; 40,000,000 shares authorized;
33,051,176 and 27,857,217 shares issued and outstanding, respectively	330	279
Capital in excess of par value	753,635	467,843
Cumulative net income in excess (deficit) of dividends	3,043	(18,495)
Accumulated other comprehensive income	9,538	7,555
Total National Health Investors Stockholders' Equity	766,546	457,182
Noncontrolling interest	10,614	10,865
Total Equity	777,160	468,047
Total Liabilities and Stockholders' Equity	$1,455,820	$705,981

Statements of Income

(in thousands, except share and per share amounts)

Year to date as of December 31,	2013	2012	2011
Revenues:
Rental income	$106,029	$81,482	$72,608
Interest income from mortgage and other notes	7,633	7,426	6,652
Investment income and other	4,166	4,409	4,479
	117,828	93,317	83,739
Expenses:
Depreciation and amortization	20,101	14,772	11,450
Interest	9,229	3,492	3,848
Legal	784	766	559
Franchise, excise and other taxes	616	771	837
General and administrative	9,254	7,799	7,588
Loan impairments and (recoveries), net	1,976	(2,195)	(99)
	41,960	25,405	24,183
Income before equity-method investee, discontinued operations and noncontrolling interest	75,868	67,912	59,556
Income from equity-method investee	324	45	—
Investment and other gains	3,306	4,877	10,261
Income from continuing operations	79,498	72,834	69,817
Discontinued operations
Income from discontinued operations	5,426	6,098	7,967
Gain on sales of real estate	22,258	11,966	3,348
Income from discontinued operations	27,684	18,064	11,315
Net income	107,182	90,898	81,132
Net income attributable to noncontrolling interest	(999)	(167)	—
Net income attributable to common stockholders	$106,183	$90,731	$81,132

Weighted average common shares outstanding:
Basic	28,362,398	27,811,813	27,719,096
Diluted	28,397,702	27,838,720	27,792,592
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$2.77	$2.61	$2.52
Discontinued operations	.97	.65	.41
Net income attributable to common stockholders	$3.74	$3.26	$2.93
Diluted:
Income from continuing operations attributable to common stockholders	$2.77	$2.61	$2.51
Discontinued operations	.97	.65	.41
Net income attributable to common stockholders	$3.74	$3.26	$2.92

Regular dividends declared per common share	$2.90	$2.64	$2.495

Funds From Operations & Funds Available for Distribution

(in thousands, except share and per share amounts)

Year to date as of December 31,	2013	2012	2011
Net income attributable to common stockholders	$106,183	$90,731	$81,132
Elimination of certain non-cash items in net income:
Real estate depreciation in continuing operations	17,646	13,182	10,516
Real estate depreciation related to noncontrolling interest	(537)	(68)	—
Real estate depreciation in discontinued operations	557	2,209	542
Net gain on sales of real estate	(22,258)	(11,966)	(3,348)
Funds from operations	$101,591	$94,088	$88,842
Investment gains	(3,256)	(4,760)	(9,899)
Loan costs expensed due to credit facility amendments	416	—	—
Non-cash write-off of straight-line rent receivable	—	963	—
Legal settlement	—	365	—
Loan impairments and (recoveries), net	1,976	(2,195)	(99)
Change in fair value of interest rate swap	—	—	1,197
Other items, net	208	26	135
Normalized FFO	$100,935	$88,487	$80,176
Straight-line lease revenue, net	(6,560)	(3,664)	(3,778)
Straight-line lease revenue, net, related to noncontrolling interest	55	—	—
Non-cash write-off of straight-line rent receivable	—	(963)	—
Normalized AFFO	$94,430	$83,860	$76,398
Non-real estate depreciation (includes discontinued operations)	2,455	1,590	934
Non-real estate depreciation related to noncontrolling interest	(97)	(19)	—
Non-cash stock based compensation	2,339	2,168	3,087
Normalized FAD	$99,127	$87,599	$80,419

BASIC
Weighted average common shares outstanding	28,362,398	27,811,813	27,719,096
FFO per common share	$3.58	$3.38	$3.21
Normalized FFO per common share	$3.56	$3.18	$2.89
Normalized AFFO per common share	$3.33	$3.02	$2.76
Normalized FAD per common share	$3.50	$3.15	$2.90

DILUTED
Weighted average common shares outstanding	28,397,702	27,838,720	27,792,592
FFO per common share	$3.58	$3.38	$3.20
Normalized FFO per common share	$3.55	$3.18	$2.88
Normalized AFFO per common share	$3.33	$3.01	$2.75
Normalized FAD per common share	$3.49	$3.15	$2.89

Payout ratios:
Regular dividends declared per common share	$2.900	$2.64	$2.495
Normalized FFO payout ratio per diluted common share	81.7%	83.0%	86.6%
Normalized AFFO payout ratio per diluted common share	87.1%	87.7%	90.7%
Normalized FAD payout ratio per diluted common share	83.1%	83.8%	86.3%

Fixed Charge Coverage

(dollars in thousands)

Year to date as of December 31,	2013	2012	2011

Net income	$107,182	$90,898	$81,132
Interest expense[1]	9,229	3,492	2,651
Franchise, excise and other taxes	616	771	837
Depreciation in continuing and discontinued operations	20,658	16,981	11,992
Net gain on sales of real estate	(22,258)	(11,966)	(3,348)
Investment and other gains	(3,256)	(4,760)	(9,899)
Collection and recognition of past due rent	—	—	—
Loan costs expensed due to credit facility amendments	416	—	—
Non-cash write-off of straight-line rent receivable	—	963	—
Expenses related to abandoned capital offering	—	—	—
Legal settlement	—	365	—
Loan impairments and (recoveries), net	1,976	(2,195)	(99)
Change in fair value of interest rate swap	—	—	1,197
Other items, net	208	26	135
Adjusted EBITDA	$114,771	$94,575	$84,598

Interest expense[1]	$9,229	$3,492	$2,651
Principal payments	405	—	—
Fixed Charges	$9,634	$3,492	$2,651

Fixed Charge Coverage Ratio	12:1	27:1	32:1

[1] excludes the change in fair value of an interest rate swap agreement in 2011

Debt Maturities

(in thousands)

	2014	2015	2016	2017	Thereafter
Revolving credit facility - unsecured	$—	$—	$—	$—	$167,000
Bank term loans - unsecured	—	—	—	—	370,000
Fannie Mae term loans - secured	1,056	77,268	—	—	—
	$1,056	$77,268	$—	$—	$537,000

Portfolio Summary

(dollars in thousands)

	Properties	Units/ Sq. Ft.	YTD Revenue
Leases
Skilled Nursing[1]	61	8,174	$59,058
Senior Housing	91	6,768	38,715
Hospitals	3	181	7,171
Medical Office Buildings	2	88,517	1,085
Total Leases	157		$106,029

[1] Skilled Nursing
NHC facilities*	39	5,404	$34,756
All other facilities	22	2,770	24,302
	61	8,174	$59,058

* On October 17, 1991, the NHC facilities were transferred to NHI at their then current book value in a non-taxable exchange.

Mortgages and Other Notes Receivable
Skilled Nursing	7	594	$2,777
Senior Housing	3	266	847
Hospital	1	70	1,203
Other Notes Receivable	—	—	2,781
Total Mortgages	11	930	$7,608

RIDEA ASSETS
Bickford Senior Living
(dollars in thousands)

As of and for the three months ended	Q4 '13	Q3 '13	Q2 '13	Q1 '13	Q4 '12
Properties	27	27	27	27	27
Average age (years)	13	13	12	12	12
Units	1,239	1,239	1,239	1,239	1,239
Total occupancy	86.2%	84.8%	84.3%	85.2%	86.5%

Revenues	$15,262	$14,838	$14,641	$14,692	$14,710
Operating expenses[1]	10,001	9,962	9,509	9,641	9,554
EBITDAR	$5,261	$4,876	$5,132	$5,051	$5,156
Contractual adjustments for capital expenditures and other terms of the joint venture agreement	$(26)	$560	$(3)	$98	$(5)
Net operating income	$5,235	$5,436	$5,129	$5,149	$5,151

[1] includes a 5% management fee

Annualized Revenue
The term Annualized Revenue refers to the amount of revenue that our portfolio would generate if all leases and mortgages were in effect for the twelve-month calendar year, regardless of the commencement date, maturity date, or renewals. Therefore, annualized revenue is used for financial analysis purposes, and is not indicative of actual or expected results.

Adjusted EBITDA
We consider Adjusted EBITDA to be an important supplemental measure because it provides information which we use to evaluate our performance and serves as an indication of our ability to service debt. We define Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions and certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing Adjusted EBITDA for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs. Since others may not use our definition of Adjusted EBITDA, caution should be exercised when comparing our Adjusted EBITDA to that of other companies.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees.

Facility Types
SHO - Senior housing                 HOSP - Hospital
MOB - Medical office building            SNF -Skilled nursing facility

Fixed Charges
The term Fixed Charges refers to payments for interest expense and debt principal.

Normalized FFO, AFFO & FAD
We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. Generally accepted accounting principles (“GAAP”) require a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. Normalized AFFO is useful to our investors as it reflects the rate escalators inherent in the contractual lease payments received from our lessees.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders.

These operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our FFO, normalized FFO, normalized AFFO & normalized FAD may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company's FFO, normalized FFO, normalized AFFO & normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with GAAP (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash needs.

Stabilized Lease
A newly acquired triple-net lease property is generally considered stabilized upon lease-up (typically when senior-care residents occupy at least 80% of the total number of certified units). Newly completed developments, including redevelopments, are considered stabilized upon lease-up, as described above.

Total Return
The term Total Return refers to the total return an investor would have realized on an annual basis over a certain period assuming that all dividends are reinvested on the dividend payment date.

RIDEA
Our joint ventures are designed to be compliant with the provisions of the REIT Diversification and Empowerment Act of 2007, or RIDEA.

WACY
The term WACY refers to Weighted Average Cash Yield, which is the anticipated rate of return upon initial investment excluding the impact of any discounts received or premiums paid.